Exhibit 99.1

                                  CERTIFICATION
                                  -------------

I, John A. Holmes III, President and Chief Executive Officer of NBG Radio Network, Inc., certify that, to the best of my knowledge, the Form 10-QSB for the fiscal quarter ending August 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the NBG Radio Network, Inc.

This Certification is not being "filed" as part of the Form 10-QSB for the fiscal quarter ending August 31, 2002.


                                 /s/ JOHN A. HOLMES III
                                 --------------------------------------------
                                 John A. Holmes III, President and
                                 Chief Executive Officer